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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
RTW Retailwinds, Inc. and Subsidiaries
New York, New York

        We consent to the incorporation by reference in the following Registration Statements:

  1.
  Registration Statement (Form S-8 No. 333-119803) pertaining to the New York & Company, Inc. and Subsidiaries Amended and Restated 2002 Stock Option Plan, and

  2.
  Registration Statements (Form S-8 No. 333-163266, Form S-8 No. 333-178085, and Form S-8 No. 333-202058) pertaining to the New York & Company, Inc. and Subsidiaries Amended and Restated 2006 Long-Term Incentive Plan;

of our reports dated June 9, 2020, with respect to the consolidated financial statements and schedule of RTW Retailwinds, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of RTW Retailwinds, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of RTW Retailwinds, Inc. and Subsidiaries for the year ended February 1, 2020. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO USA, LLP

New York, New York
June 9, 2020

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm